Exhibit 99.1

1177 West Hastings Street Suite 2300 Vancouver, BC Canada V6E 2K3	Tel: 604.683.6332 Fax: 604.408.7499 www.ithmines.com

NR14-08	December 12, 2014

International Tower Hill Mines Closes CAD 8.4 Million
Non-Brokered Private Placement

Vancouver, B.C. — International Tower Hill Mines Ltd. (TSX: ITH, NYSE MKT: THM, Frankfurt: IW9) (“ITH” or the “Company”) announces that on December 11, 2014 it closed its previously announced non-brokered private placement financing (the “Offering”) of 18,245,000 common shares of the Company at a price of CAD 0.46 per common share for gross proceeds of approximately CAD 8.4 million.

“We are pleased to complete this financing, as it will provide ITH with cash well into 2016 and allow us to continue optimizing and improving the Livengood Gold Project” said Tom Irwin, CEO.

All common shares issued in the Offering will be subject to a hold period in Canada of four months plus one day from the closing of the Offering.  The common shares will also be subject to resale restrictions under U.S. federal and state securities laws.  The Company intends to use the net proceeds of the Offering for the advancement of its optimization studies at the Livengood Gold project in Alaska as well as for general working capital purposes.

The common shares issued in the Offering have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “1933 Act”) or any applicable securities laws of any state of the United States and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the 1933 Act) or persons in the United States absent registration or an applicable exemption from such registration requirements.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the common shares to be issued in the Offering, nor shall there be any offer or sale of the common shares to be issued in the Offering in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About International Tower Hill Mines Ltd.

International Tower Hill Mines Ltd. controls 100% of the Livengood Gold Project that contains 15.7 M oz. of gold (807 MT at 0.61 g/t) measured & indicated and 4.4 M oz. (266 MT at 0.52 g/t) inferred, all at a 0.30 g/t gold cutoff located along the paved Elliott Highway, 70 miles north of Fairbanks, Alaska.

On behalf of
International Tower Hill Mines Ltd.

(signed) Thomas E. Irwin

Chief Executive Officer

Contact Information:                          Rick Solie, Manager - Investor Relations

E-mail: rsolie@ithmines.com

Direct line: 907-328-2825 Toll-Free: 1-855-428-2825

International Tower Hill Mines Ltd.	2	December 12, 2014
NR14-08 Continued

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation.  All statements, other than statements of historical fact, included herein, including statements with respect to the use of proceeds from the Offering, the ability of the Company to optimize and/or enhance the base case as set out in the Feasibility Study for the Livengood Project, the ability of the Company to advance the Livengood Project, whether incrementally or at all, the expectation that the Company has sufficient working capital to advance the Livengood Project well into 2016, the potential development of any mine at Livengood, business and financing plans and business trends are forward-looking statements.  Information concerning mineral reserve/resource estimates and the economic analysis thereof contained in the feasibility study also may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered, and the results of mining it, if a mineral deposit were developed and mined.  Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate, proposed, planned, potential and similar expressions, or are those, which, by their nature, refer to future events.  The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the inability of the Company to obtain any necessary permits, consents or authorizations required for its activities, the inability of the Company to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s Annual Information Form filed with certain securities commissions in Canada and the Company’s annual report on Form 10-K filed with the United States Securities and Exchange Commission (the “SEC”), and other information released by the Company and filed with the appropriate regulatory agencies.  All of the Company’s Canadian public disclosure filings may be accessed via www.sedar.com and its United States public disclosure filings may be accessed via www.sec.gov, and readers are urged to review these materials, including the latest technical report filed with respect to the Company’s Livengood property.

Cautionary Note Regarding References to Resources and Reserves

National Instrument 43 101 - Standards of Disclosure for Mineral Projects (“NI 43-101”) is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.  Unless otherwise indicated, all resource and reserve estimates contained in or incorporated by reference in this news release have been prepared in accordance with NI 43-101 and the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) Standards on Mineral Resource and Mineral Reserves, adopted by the CIM Council on November 27, 2010 (the “CIM Standards”) as they may be amended from time to time by the CIM.

United States shareholders are cautioned that the requirements and terminology of NI 43-101 and the CIM Standards differ significantly from the requirements and terminology of the SEC set forth in the SEC’s Industry Guide 7 (“SEC Industry Guide 7”). Accordingly, the Company’s disclosures regarding mineralization may not be comparable to similar information disclosed by companies subject to SEC Industry Guide 7.  Without limiting the foregoing, while the terms “mineral resources”, “inferred mineral resources”, “indicated mineral resources” and “measured mineral resources” are recognized and required by NI 43-101 and the CIM Standards, they are not recognized by the SEC and are not permitted to be used in documents filed with the SEC by companies subject to SEC Industry Guide 7.

International Tower Hill Mines Ltd.	3	December 12, 2014
NR14-08 Continued

Mineral resources which are not mineral reserves do not have demonstrated economic viability, and investors are cautioned not to assume that all or any part of a mineral resource will ever be converted into reserves.  The preliminary assessments on the Livengood Project are preliminary in nature and include “inferred mineral resources” that have a great amount of uncertainty as to their existence, and are considered too speculative geologically to have economic considerations applied to them that would enable them to be categorized as mineral reserves.  There is no certainty that such inferred mineral resources at the Livengood Project will ever be realized. Further, it cannot be assumed that all or any part of the inferred resources will ever be upgraded to a higher resource category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility study, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable.

The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit amounts.  The term “contained ounces” is not permitted under the rules of SEC Industry Guide 7.  In addition, the NI 43-101 and CIM Standards definition of a “reserve” differs from the definition in SEC Industry Guide 7.  In SEC Industry Guide 7, a mineral reserve is defined as a part of a mineral deposit which could be economically and legally extracted or produced at the time the mineral reserve determination is made, and a “final” or “bankable” feasibility study is required to report reserves, the three-year historical price is used in any reserve or cash flow analysis of designated reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

This news release is not, and is not to be construed in any way as, an offer to buy or sell securities in the United States.